EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 333-15215 and 33-71568) of Arrow International, Inc. of our reports dated September 28, 1999 relating to the financial statements and financial statement schedules, which appear in this Form 10-K. We also consent to the reference to our firm under the caption "Selected Financial Data".

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 23, 1999


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